                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                     BOARD OF DIRECTORS MEETING HELD 2/8/00

      Section 7 of the 1997 Employee Stock Option Plan (the "Plan") is deleted and the following is substituted therefor:

      "7. Employment at the Time of Each Purchase:

      (a) Except as provided below in subsections (b) and (c) of this section, any stock option may be exercised by any Participant only so long as he or she remains in the employ of IFF; provided that if a Participant voluntarily resigns, becomes totally disabled or retires, he or she may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the Participant was entitled to purchase pursuant to section 9 hereof at the date of such resignation, disability or retirement. Authorized leaves of absence for military or governmental service or other purposes approved by the Committee will be deemed a continuation of employment for purposes of the Plan, and modifications or extensions of the periods of the option agreement or otherwise may be made by the Committee. If a Participant dies while employed by IFF, his or her legal representatives, distributees or legatees as the case may be, may exercise within three (3) months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the
Participant was entitled to purchase pursuant to Section 9 hereof at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the
Participant's death bears to the number 1460, less any shares previously purchased under the option.

      (b) Any stock option granted on or after February 8, 2000 may be exercised by a Participant who retires at age 65 or older, until the option's expiration date, as to the balance, if any, of the shares which the Participant was entitled to purchase pursuant to Section 9 hereof at the date of such retirement.

      (c) On and after February 8, 2000, the Committee, in its discretion,
(i)may grant one or more stock options, which by their terms may be exercised by the Participant with respect to any or all of the shares subject thereto, and/or for periods of time after the termination of the Participant's employment for any reason (but not later than the expiration date of the option), and (ii) may reserve to itself the right to extend or vary the terms of one or more stock options granted on or after February 8, 2000 to allow the exercise of the option by the Participant with respect to any or all of the shares subject thereto and/or for periods of time after the termination of the Participant's employment for any reason (but not later than the expiration date of the option).

      (d) In the event of the death of any holder of any option granted or amended by the Committee pursuant to subsections (b) or (c) of this section while such option remains exercisable, the option may be exercised by his or her
"Beneficiary," as hereinafter defined, legal representatives, distributees or legatees, as the case may be, within 12

months thereafter (but not later than the expiration date of the option) as to the entire number of shares which the Participant was entitled to purchase thereunder at the date of his or her death.

      (e) For purposes of this section, the term "Beneficiary" shall mean, with respect to any option, the family member or members, or the trust or trusts for the benefit of one or more family members, which have been designated by an optionee in his or her most recent written beneficiary designation filed with the Committee as entitled to exercise such option after such optionee's death, or if there is no surviving designated Beneficiary, then the legal representatives, distributees or legatees of such Beneficiary."

      The first sentence of Section 9 of the Plan shall be amended to read as follows:

      "9. Exercise of Options. Except as the Committee may otherwise determine pursuant to subsection (c) of Section 7 hereof, the stock options may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant; up to two-thirds of such shares at any time after
36 months from such date; and all the shares at any time after 48 months from such date."

      The first sentence of Section 12 of the Plan shall be amended to read as follows:

      "12. Nonassignability. No option shall be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary."